Exhibit 99.5

Blaize Appoints Yoshiaki Fujimori and George de Urioste to Board of Directors

January 24, 2025

New board members bring wealth of experience scaling top global technology companies

EL DORADO HILLS, Calif.—(BUSINESS WIRE)—Jan. 24, 2025— Blaize Holdings, Inc. (NASDAQ:BZAI), a provider of purpose-built, artificial intelligence (AI)-enabled edge computing solutions, today announced the appointment of George de Urioste and Yoshiaki Fujimori to its board of directors, effective as of closing of the company’s business combination with BurTech Acquisition Corp. on January 13, 2025.

These seasoned technology leaders will push Blaize forward in providing hardware and software powering edge AI applications from IoT devices to autonomous vehicles to medical equipment with low latency, energy efficiency and cost efficiency.

de Urioste has over 35 years of experience in COO, CFO, and CEO roles in leading technology companies, including Pluribus Networks, Marvell Technology, Chordiant Software, Remedy Corporation, and Aeroprise, Inc. Notably, he was CFO for Remedy, leading it through its IPO. He is currently a director at publicly traded medical device company HeartBeam, Inc. and Roambee Corp, a supply chain intelligence company.

Fujimori is a longtime global technology leader. He was CEO of building materials and housing equipment manufacturer LIXIL Group Corporation. Previously, he spent 25 years at General Electric Company, in roles including chairman, CEO and senior vice president at businesses including GE Japan, GE Plastics, GE Healthcare Asia and GE Money Asia.

“I am excited to join the board at Blaize,” said de Urioste. “Blaize is pioneering the latest in AI computing at the edge, which powers the latest technology for real-world applications. Having brought numerous companies to global growth, I’m looking forward to get to work with the team.”

“Blaize is poised to become a major global player in edge AI computing,” Fujimori said. “That’s why I’m honored to become part of Blaize’s board. Blaize has the technology, leadership and business insights to lead in this next wave of computing.”

“We are thrilled to welcome George and Fuji-san to the board of Blaize,” said Dinakar Munagala, CEO of Blaize. “They each bring unique experience and background that will be invaluable for Blaize in its mission to bring AI computing to the edge. We will all benefit from their insights and expertise in company building, global expansion, product development and much more.”

About Blaize

Blaize provides a full-stack programmable processor architecture suite and low-code/no-code software platform that enables AI processing solutions for high-performance computing at the network’s edge and in the data center. Blaize solutions deliver real-time insights and decision-making capabilities at low power consumption, high efficiency, minimal size and low cost. Blaize has raised over $330 million from strategic investors such as DENSO, Mercedes-Benz AG, Magna, and Samsung and financial investors such as Franklin Templeton, Temasek, GGV, Bess Ventures, BurTech LP LLC, Rizvi Traverse, and Ava Investors. Headquartered in El Dorado Hills (Calif.), Blaize has more than 200 employees worldwide with teams in San Jose (Calif.) and Cary (N.C.), and subsidiaries in Hyderabad (India), Leeds and Kings Langley (UK), and Abu Dhabi (UAE).

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are based on beliefs and assumptions and on information currently available to Blaize, including statements regarding the industry in which Blaize operates, market opportunities, and product offerings. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the expected benefits of the Blaize’s business combination with BurTech Acquisition Corp. (the “Business Combination”) are not obtained; (iii) the ability to meet stock exchange listing standards following the consummation of the Business Combination; (iv) the risk that the Business Combination disrupts current plans and operations of Blaize as a result of the consummation of the Business Combination; (v) failure to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (vi) costs related to the Business Combination; (vii) changes in applicable law or regulations; (viii) the outcome of any legal proceedings that may be instituted against Blaize; (ix) the effects of competition on Blaize’s future business; (x) the ability of the combined company to issue equity or equity-linked securities or obtain debt financing; (xi) the enforceability of Blaize’s intellectual property rights, including its copyrights, patents, trademarks and trade secrets, and the potential infringement on the intellectual property rights of others; and (xii) those factors discussed under the heading “Risk Factors” in the definitive proxy statement/prospectus filed on December 6, 2024 by Blaize Holdings, Inc. and other documents filed, or to be filed, by Blaize Holdings, Inc. with the SEC. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Blaize does not undertake any duty to update these forward-looking statements.

View source version on businesswire.com: https://www.businesswire.com/news/home/20250124337818/en/

Leo Merle

Blaize

info@blaize.com

Source: Blaize Holdings, Inc.